Exhibit 10.12

Unofficial English Translation

Office Building Lease Agreement

Party A: Teng XiaoRong

Party B: Beijing Agritech Fertilizer Limited

Through the friendly negotiation, both parties agree to sign this agreement in accordance with the terms as follows:

1.
Party A leases to Part B located in Room 3F, No.11 Building, Zhonghong International Business Garden, Future Business Center,Chaoyang North Road,Chaoyang District, Beijing China. The coverage of the office building is 780 square meters.

2.	The term of the lease is five years, starting from February 01, 2007 to February 01, 2012. (The start date of the term of the lease shall be the date of the actual delivery of the building.)

3.	The monthly rent is RMB 40000. The total amount of the rent is RMB 960,000/ two years; the rent shall be paid in advance on each month before 20th till the termination of the agreement.

4.	Under the circumstance that Party B shall not alter the general landscape and function of the building, with the prior consent of Party A, Party B may partially alter the building.

5.
After signing the agreement, Party B shall pay Party A the security deposit amount of RMB 10,000. Upon the expiration of the lease, if Party B does not renew the lease, Party A shall return the security deposit without paying interests to Party B within ten business days after the lease is expired and Party B pay off all of the expenses of water, electricity, gas and the phone bills.

6.
With regard to water, electricity and gas Party B consumes during the term of the lease, the management company will calculate the expenses based on the actual monthly use amount, and Party B shall pay such expenses according to the invoices.

7.	During the effective term of the lease, the rent can be adjusted.

8.	During the term of the lease, Party A assumes the rights and obligations as follows:
(1)
After signing the agreement, Party A shall not reclaim without due courses. In the event Party A requests to reclaim during the term of the lease, Party B is entitled to reject such requests. In case Party A unilaterally breaches the agreement, it shall return the double amount of the security deposit to compensate Part B.

(2)	Party A shall ensure that the building and its fixtures are in good condition when it delivers them to Party B from the starting date of the lease.
(3)	Party A shall guarantee the legality of the building and pay all and any of governmental taxes.

9.	During the term of the lease, Party B assumes the rights and obligations as follows:

(1)
Party B shall pay the rent, security deposit and all expenses in accordance with the agreement. In case Party B defers to pay any of such within the agreed schedule, then after thirty days, Party A is entitled to cancel the lease.

(2)	After the signing of the agreement, in the event Party B fails to pay the rent of the initial payment period and the security deposit more than fifteen days, Party A is entitled to cancel the lease.
(3)
Without the written consent of Party A, Party B shall not sublease part of the apartment, or transfer the lease to the third party, nor shall Party B share the apartment with the third party in any way. In the event the aforesaid situations occur, Party A is entitled to cancel the lease.

(4)	Except for the existing decorations in the building, if Party B wants to increase equipments or conduct additional decorations, it shall obtain the consent of Party A.

(5)
During the term of the lease, Party B shall strictly comply with the laws, rules and regulations of the People’s Republic of China. Party B shall be strictly prohibited from conducting any illegal or immoral activities by using the office building.

10.
On the start date of the lease, both parties shall inspect the building and equipments together, and sign and perform the delivery agreement. On the cancellation date of the lease, both parties shall inspect the building and equipments together, and sign and perform the buildingreturn agreement.

11.
Either party shall perform its duties in accordance with this agreement. Any dispute arising from or in connection with this agreement or any unspecified matters shall be negotiated by both parties. In the event that both parties fail to reach an agreement, either party may submit the dispute to the Beijing Arbitration Commission.

12.
Any matter not specified in this agreement may be negotiated by both parties and sign a supplement to the agreement. The supplement and this agreement have the same legal effect and are equally binding to both parties.

13.	In the event that the natural disaster, the adjustment of the national policy and any other event of force majeure occur, both parties shall negotiate to reach an agreement.

14.	This agreement consists two original copies, Party A and Party B holds one respectively.

Party A
/s/ Teng XiaoRong
Teng XiaoRong
Legal Representative

February 01, 2007

Party B

Beijing Agritech Fertilizer Limited
/s/ Yu Chang
Legal Representative

February 01, 2007